Exhibit 99.1

Investor Relations Contact:

Shanye Hudson, (408) 658-1863

shanye.hudson@seagate.com

Media Contact:

Gregory Belloni, (408) 658-1018

gregory.belloni@seagate.com

SEAGATE TECHNOLOGY REPORTS FOURTH QUARTER FISCAL YEAR 2019 FINANCIAL RESULTS

Fiscal Q4 2019 Highlights

•	Revenue of $2.37 billion

•	GAAP diluted earnings per share (EPS) of $3.54; reflects a one-time deferred tax benefit of $702 million

•	Non-GAAP diluted EPS of $0.86

•	Cash flow from operations of $448 million and free cash flow of $297 million

•	Repurchased 7.8 million shares for $350 million

•	Declared cash dividend of $0.63 per share

Fiscal Year 2019 Highlights

•	Revenue of $10.4 billion

•	GAAP diluted EPS of $7.06

•	Non-GAAP diluted EPS of $4.82

•	Cash flow from operations of $1.8 billion and free cash flow of $1.2 billion

•	Returned $1.7 billion to shareholders through dividends and share repurchases

CUPERTINO, CA – August 2, 2019 – Seagate Technology plc (NASDAQ: STX) (the “Company” or “Seagate”) today reported financial results for its fiscal fourth quarter and fiscal year ended June 28, 2019.

“We continued to execute well in the June quarter in the midst of an uncertain global environment. We once again delivered on all of our financial expectations, while driving higher operating profit and earnings per share quarter-over-quarter, and demonstrating our ongoing focus on optimizing free cash flow,” said Dave Mosley, Seagate’s chief executive officer.

“As we enter our next fiscal year, global industry conditions have started to improve, particularly among cloud and hyperscale customers. Seagate is in a strong strategic position to address growing demand for mass storage. In March, we began shipping the industry’s highest capacity 16 terabyte drives. Qualifications are progressing well and we remain on track to ramp production in order to meet future demand. We have also begun to qualify our dual-actuator technology with multiple customers, which doubles drive performance while maintaining the same capacity. Seagate’s strong technology pipeline continues to deliver efficient and cost-effective solutions for customers to manage ever-increasing amounts of data.”

Quarterly Financial Results

	GAAP		Non-GAAP
	FQ4 2019	FQ4 2018	FQ4 2019	FQ4 2018
Revenue ($M)	$2,371	$2,835	$2,371	$2,835
Gross Margin	26.3%	31.9%	26.8%	32.4%
Net Income ($M)	$983	$461	$239	$475
Diluted Earnings Per Share	$3.54	$1.57	$0.86	$1.62

Annual Financial Results

	GAAP		Non-GAAP
	FY 2019	FY 2018	FY 2019	FY 2018
Revenue ($M)	$10,390	$11,184	$10,391	$11,178
Gross Margin	28.2%	30.1%	28.7%	30.7%
Net Income ($M)	$2,012	$1,182	$1,375	$1,609
Diluted Earnings Per Share	$7.06	$4.05	$4.82	$5.51

In the fiscal fourth quarter, the Company recognized a one-time deferred tax benefit of $702 million resulting from a release of a valuation allowance related primarily to our U.S. deferred tax assets, which is reflected in GAAP Net Income, but excluded from Non-GAAP Net Income. This was driven by improvements in the Company’s profitability outlook in the U.S. including our efforts to structurally and operationally align our enterprise data solutions business with the rest of the Company. This does not materially change our future worldwide effective tax rate.

The Company generated $448 million in cash flow from operations and $297 million in free cash flow during the fiscal fourth quarter. For fiscal year 2019, the Company generated $1.8 billion in cash flow from operations and $1.2 billion in free cash flow. Seagate’s balance sheet is healthy and during the fiscal fourth quarter, the Company paid cash dividends of $174 million and repurchased 7.8 million ordinary shares for $350 million. For the full year, the Company paid cash dividends of $713 million and repurchased 21 million ordinary shares for $963 million. Cash and cash equivalents totaled $2.2 billion at the end of the quarter. There were 269 million ordinary shares issued and outstanding as of the end of the quarter.

For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.

Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investor Relations website at investors.seagate.com.

Quarterly Cash Dividend

The Board of Directors of the Company (the “Board”) declared a quarterly cash dividend of $0.63 per share, which will be payable on October 9, 2019 to shareholders of record as of the close of business on September 25, 2019. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Business Outlook

The business outlook for the fiscal first quarter of 2020 is based on our current assumptions and expectations; actual results may differ materially, as a result of, among other things, the important factors discussed in the Cautionary Note Regarding Forward-Looking Statements section of this release.

Starting in the fiscal first quarter of 2020 share-based compensation will be excluded from the Company’s non-GAAP results. Given the variety of equity awards used by companies, the varying methodologies for determining share-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding share-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the Company’s peers, a majority of whom also exclude share-based compensation expense from their non-GAAP results. This is consistent with the majority of our industry peers.

The Company is providing the following guidance for its 14-week fiscal first quarter 2020:

•	Revenue of $2.55 billion, plus or minus 5%

•	Non-GAAP diluted EPS of $0.90, plus or minus 5%

Guidance regarding non-GAAP diluted EPS excludes known charges related to amortization of acquired intangible assets and estimated share-based compensation expenses of $0.05 per share and $0.12 per share, respectively.

We have not reconciled our non-GAAP diluted EPS to the most directly comparable GAAP measure because material items that may impact these measures are out of our control and/or cannot be reasonably predicted including, but not limited to, accelerated depreciation, impairment, and other charges related to cost saving efforts, restructuring charges, strategic investment losses or impairment recognized, income tax adjustments on these measures, and other charges or benefits that may arise. The amounts of these measures are not currently available, but may be material to future results. A reconciliation of the non-GAAP diluted EPS to the corresponding GAAP measures is not available without unreasonable effort. A reconciliation of our historical non-GAAP financial measures to their nearest GAAP equivalent is contained in this release.

Investor Communications

Seagate management will hold a public webcast today at 6:00 a.m. Pacific Time that can be accessed on its Investor Relations website at investors.seagate.com.

An archived audio webcast of this event will be available on Seagate’s Investor Relations website at investors.seagate.com shortly following the event conclusion.

About Seagate

To learn more about the Company’s products and services, visit www.seagate.com and follow us on Twitter, Facebook, LinkedIn, Spiceworks, YouTube and subscribe to our blog. The contents of our website and social media channels are not a part of this release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about the Company’s plans, strategies and prospects, financial outlook for future periods, including the first quarter of fiscal 2020, expectations regarding the Company’s products, our ability to ramp production, storage industry trends and market demand, shifts in technology, the Company’s ability to meet market and industry expectations and the effects of these future trends and expectations on the Company’s business as well as dividend issuance plans for the fiscal quarter ending October 4, 2019 and beyond. These statements identify prospective information and may include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” or the negative of these words, variations of these words and comparable terminology. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: items that may be identified during its financial statement closing process that cause adjustments to the estimates included in this press release; the uncertainty in global economic and political conditions; the impact of the variable demand and adverse pricing environment for storage products; the Company’s ability to successfully qualify, manufacture and sell its storage products in increasing volumes on a cost-effective basis and with acceptable quality; the impact of competitive product announcements; the Company’s ability to achieve projected cost savings in connection with restructuring plans and consolidation of manufacturing activities; possible excess industry supply with respect to particular storage products and competing alternative storage technology solutions; the impact of trade barriers or regulatory actions, such as import/export duties and restrictions, tariffs and quotas, imposed by the U.S. or other countries in which the Company conducts business; disruptions to its supply chain or production capabilities; unexpected advances in competing technologies or changes in market trends; the development and introduction of products based on new technologies and expansion into new data storage markets; the Company’s ability to effectively manage its debt obligations and comply with certain covenants in its credit facilities with respect to financial ratios and financial condition tests; currency fluctuations that may impact the Company’s margins, international sales and results of operations; cyber-attacks or other data breaches that disrupt the Company’s operations or result in the dissemination of proprietary or confidential information and cause reputational harm; cybersecurity threats and vulnerabilities associated with the Company’s infrastructure updates to its information technology systems; and fluctuations in interest rates. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on August 3, 2018, the “Risk Factors” section of which is incorporated into this press release by reference, and other documents filed with or furnished to the SEC. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by applicable law.

The inclusion of Seagate’s website address in this press release is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, Seagate’s website and social media channels are not part of this press release.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	June 28, 2019	June 29, 2018(a)
ASSETS
Current assets:
Cash and cash equivalents	$2,220	$1,853
Accounts receivable, net	989	1,184
Inventories	970	1,053
Other current assets	184	220

Total current assets	4,363	4,310
Property, equipment and leasehold improvements, net	1,869	1,792
Investment in debt security	—	1,275
Goodwill	1,237	1,237
Other intangible assets, net	111	188
Deferred income taxes	1,114	417
Other assets, net	191	191

Total Assets	$8,885	$9,410

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,420	$1,728
Accrued employee compensation	169	253
Accrued warranty	91	112
Current portion of long-term debt	—	499
Accrued expenses	552	598

Total current liabilities	2,232	3,190
Long-term accrued warranty	104	125
Long-term accrued income taxes	4	10
Other non-current liabilities	130	100
Long-term debt, less current portion	4,253	4,320

Total Liabilities	6,723	7,745

Total Equity	2,162	1,665

Total Liabilities and Equity	$8,885	$9,410

(a)	The information in this column was derived from the Company’s audited Consolidated Balance Sheet as of June 29, 2018.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Fiscal Years Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018 (a)
Revenue	$2,371	$2,835	$10,390	$11,184

Cost of revenue	1,747	1,931	7,458	7,820
Product development	241	259	991	1,026
Marketing and administrative	108	140	453	562
Amortization of intangibles	6	6	23	53
Restructuring and other, net	(63)	(6)	(22)	89

Total operating expenses	2,039	2,330	8,903	9,550

Income from operations	332	505	1,487	1,634

Interest income	17	15	84	38
Interest expense	(55)	(54)	(224)	(236)
Other, net	(3)	—	25	(18)

Other expense, net	(41)	(39)	(115)	(216)

Income before income taxes	291	466	1,372	1,418
(Benefit) provision for income taxes	(692)	5	(640)	236

Net income	$983	$461	$2,012	$1,182

Net income per share:
Basic	$3.57	$1.61	$7.13	$4.10
Diluted	3.54	1.57	7.06	4.05
Number of shares used in per share calculations:
Basic	275	287	282	288
Diluted	278	293	285	292

Cash dividends declared per ordinary share	$0.63	$0.63	$2.52	$2.52

(a)	The information in this column was derived from the Company’s audited Consolidated Statement of Operations for the year ended June 29, 2018.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Fiscal Years Ended
	June 28, 2019	June 29, 2018 (a)
OPERATING ACTIVITIES
Net income	$2,012	$1,182
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	541	598
Share-based compensation	99	112
Impairment of assets	3	—
Deferred income taxes	(690)	193
Other non-cash operating activities, net	(97)	(11)
Changes in operating assets and liabilities:
Accounts receivable, net	204	16
Inventories	80	(71)
Accounts payable	(268)	65
Accrued employee compensation	(84)	16
Accrued expenses, income taxes and warranty	(81)	(46)
Other assets and liabilities	42	59

Net cash provided by operating activities	1,761	2,113

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(602)	(366)
Proceeds from the sale of assets	144	71
Proceeds from settlement of foreign currency forward exchange contracts	29	—
Purchase of debt security	—	(1,279)
Proceeds from redemption of debt security	1,283	—
Purchases of strategic investments	(18)	—
Proceeds from sale of strategic investments	10	—
Other investing activities, net	—	(14)

Net cash provided by (used in) investing activities	846	(1,588)

FINANCING ACTIVITIES
Redemption and repurchase of debt	(819)	(214)
Dividends to shareholders	(713)	(726)
Repurchases of ordinary shares	(963)	(361)
Taxes paid related to net share settlement of equity awards	(31)	(23)
Net proceeds from issuance of long-term debt	245	—
Proceeds from issuance of ordinary shares under employee stock plans	69	113

Net cash used in financing activities	(2,212)	(1,211)

Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	(1)	—

Increase (decrease) in cash, cash equivalents and restricted cash	394	(686)
Cash, cash equivalents and restricted cash at the beginning of the year	1,857	2,543

Cash, cash equivalents and restricted cash at the end of the year	$2,251	$1,857

(a)	The information in this column was derived from the Company’s audited Consolidated Statement of Cash Flows for the year ended June 29, 2018.

Use of non-GAAP financial information

The Company uses non-GAAP measures of adjusted revenue, gross margin, net income, diluted EPS and operating expenses which are adjusted from results based on GAAP to exclude certain benefits, expenses, gains and losses. These non-GAAP financial measures may be provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain benefits, expenses, gains and losses that it believes are not indicative of its core operating results and because it is similar to the approach used in connection with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

SEAGATE TECHNOLOGY PLC

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

(In millions, except per share amounts and gross margin)

(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
GAAP Revenue	$2,371	$2,835	$10,390	$11,184
Adjustment to discontinued products	—	—	1	(6)

Non-GAAP Revenue	$2,371	$2,835	$10,391	$11,178

GAAP Gross Margin	$624	$904	$2,932	$3,364
Adjustment to discontinued products	—	—	1	(6)
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	—	—	2
Amortization of acquired intangible assets	12	14	52	57
Other charges	—	—	(1)	11

Non-GAAP Gross Margin	$636	$918	$2,984	$3,428

GAAP Gross Margin	26.3%	31.9%	28.2%	30.1%
Non-GAAP Gross Margin	26.8%	32.4%	28.7%	30.7%

GAAP Operating Expenses	$292	$399	$1,445	$1,730
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	—	(2)	(6)
Amortization of acquired intangible assets	(5)	(5)	(19)	(48)
Restructuring and other, net	63	6	22	(89)
Other charges	—	(1)	—	(5)

Non-GAAP Operating Expenses	$350	$399	$1,446	$1,582

GAAP Net Income	$983	$461	$2,012	$1,182
Adjustment to discontinued products	—	—	1	(6)
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	—	2	8
Amortization of acquired intangible assets	17	19	71	105
Restructuring and other, net	(63)	(6)	(22)	89
Losses recognized on the early redemption and repurchase of debt	—	—	—	4
Strategic investment losses or impairment recognized	—	8	2	11
Other charges	4	1	3	16
Income tax adjustments	(702)	(8)	(694)	200

Non-GAAP Net Income	$239	$475	$1,375	$1,609

Shares used in diluted net income per share calculation	278	293	285	292
GAAP Diluted Net Income Per Share	$3.54	$1.57	$7.06	$4.05
Non-GAAP Diluted Net Income Per Share	$0.86	$1.62	$4.82	$5.51

GAAP Net Cash Provided by Operating Activities	$448	$468	$1,761	$2,113
Acquisition of property, equipment and leasehold improvements	151	96	602	366

Free Cash Flow	$297	$372	$1,159	$1,747

The Company’s Non-GAAP measures are adjusted for the following items:

Adjustment to discontinued products

These adjustments relate to sales of certain discontinued products or changes in sales provision for discontinued products. These adjustments are inconsistent in amount and frequency and are excluded in the non-GAAP measures as these adjustments are not indicative of the underlying ongoing operating performance.

Accelerated depreciation, impairment and other charges related to cost saving efforts

These expenses are excluded in the non-GAAP measure due to its inconsistency in amount and frequency and are excluded to facilitate a more meaningful evaluation of the Company’s current operating performance and comparison to its past periods operating performance.

Amortization of acquired intangible assets

The Company records expense from amortization of intangible assets that were acquired in connection with its business combinations over their estimated useful lives. Such charges are inconsistent in size and are significantly impacted by the timing and magnitude of the Company’s acquisitions. Consequently, these expenses are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods operating performance.

Other charges

The other charges primarily include write-off of certain discontinued inventory and expense related to disposed business. These charges are inconsistent in amount and frequency and are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods operating performance.

Restructuring and other, net

Restructuring charges and other, net are costs associated with restructuring plans that are primarily related to costs associated with reduction in the Company’s workforce, exiting certain facilities and other related costs. These also exclude charges or gains from sale of properties. These costs or benefits do not reflect the Company’s ongoing operating performance and consequently are excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods operating performance.

Losses Recognized on the early redemption and repurchase of debt

From time to time, the Company incurs losses from the early redemption and repurchase of certain long-term debt instruments. These losses represent the difference between the reacquisition costs and the par value of the debt extinguished and include the write off of any related unamortized debt issuance costs. The amount of these charges may be inconsistent in size and varies depending on the timing of the repurchase of debt.

Strategic investment gains or losses or impairment recognized

From time to time, the Company incurs losses or gains from strategic investment accounted under equity method of accounting or records impairments charges which are not considered as part of its ongoing operating performance. The resulting expense or gain is inconsistent in amount and frequency and consequently are excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods operating performance.

Income tax adjustments

Benefit or provision for income taxes represents the tax effect of non-GAAP adjustments determined using a hybrid with and without method and effective tax rate for the applicable adjustment and jurisdiction. For fiscal year 2019, it also includes impacts from a release of valuation allowance related primarily to the Company’s U.S. deferred tax assets. This was driven by improvements in the Company’s profitability outlook in the U.S. including the Company’s effort to structurally and operationally align its enterprise data solutions business with the rest of the Company. This does not materially change the Company’s future worldwide effective tax rate. For fiscal year 2018, it includes impacts from the re-measurement of the Company’s U.S. deferred tax assets at the lower 21% tax rate resulting from the U.S. Tax Cuts and Jobs Act enacted on December 22, 2017.

Free cash flow

Free cash flow is a non-GAAP measure defined as net cash provided by operating activities less acquisition of property, equipment and leasehold improvements. This non-GAAP financial measure is used by management to assess the Company’s sources of liquidity, capital structure and operating performance.